RESIGNATION

Board of Directors
NeoMedia Technologies, Inc.
Two Concourse Parkway
Suite 500
Atlanta, Georgia 30328

Gentlemen:

I, Frank Pazera, hereby tender my resignation as the Chief Financial Officer of NeoMedia Technologies, Inc., effective as of May 22, 2008.

Date: June 2, 2008	By:	/s/ Frank Pazera
Name: Frank Pazera